Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Tidewater Inc.:

We consent to the incorporation by reference, in the registration statement (No. 333-228029) on Form S-1 and the registration statements (No. 333-219793, No. 333-228401, and No. 333-227111) on Form S-8 of Tidewater Inc., of our report dated April 2, 2018, with respect to the consolidated balance sheets of GulfMark Offshore, Inc. and consolidated subsidiaries as of December 31, 2017 (Successor) and December 31, 2016 (Predecessor), and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for the periods of November 15, 2017 to December 31, 2017 (Successor), January 1, 2017 to November 14, 2017 (Predecessor), and for the years ended December 31, 2016 and 2015 (Predecessor), and the related notes (the “consolidated financial statements”) which report appears in the Form 8-K of Tidewater Inc. dated December 21, 2018.

Our report on the consolidated financial statements refers to a change in the basis of presentation for GulfMark Offshore, Inc.’s emergence from bankruptcy.

/s/ KPMG LLP

Houston, Texas

December 21, 2018